Exhibit 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Accel AB	Sweden
C&K Aerospace	France
C&K Components (H.K.), Ltd.	Hong Kong
C&K Components (Vietnam) Company Limited	Vietnam
C&K Components SAS	France
C&K Components, LLC	Delaware
C&K Connect	France
C&K France Holdings	France
Carling Technologies Asia-Pacific Limited	Hong Kong
Carling Technologies Limited	United Kingdom
Carling Technologies, Inc.	Connecticut
Carlingswitch Enterprises Limited	Hong Kong
Carlingswitch Manufacturing (Zhongshan) Co. Ltd.	China
Cole Hersee S de RL de CV	Mexico
Comax Electronics (Huizhou) Company Limited	China
Comax Industrial Company Limited	Hong Kong
Dongguan Littelfuse Electronics Co., Ltd.	China
Dortmund Semiconductor GmbH	Germany
E.I.S. Electronics GmbH	Germany
E.I.S. Electronics Pvt. Ltd	India
E.I.S. Holding GmbH	Germany
E.I.S. International GmbH	Germany
Embed Limited	United Kingdom
Hamlin Electronics Europe Ltd.	United Kingdom
Hamlin Electronics GmbH	Germany
Hartland Controls Holding Corp.	Delaware
Hartland Controls L.L.C.	Illinois
Interruptores de Mexico, S.A. de C.V.	Mexico
IXYS Global Services GmbH	Germany
IXYS Integrated Circuits Division, LLC	Massachusetts
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd.	Korea
IXYS IP Holding (Cayman) Limited	Cayman Islands
IXYS Long Beach, Inc.	California
IXYS Semiconductor GmbH	Germany
IXYS Investment Holdings GmbH	Germany
IXYS UK Westcode Ltd.	United Kingdom
IXYS Semiconductor-Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, LLC	Delaware
IXYS, LLC	Delaware
LF Consorcio S. de R.L. de C.V.	Mexico
Littelfuse Asia Holding B.V.	Netherlands
Littelfuse Asia Sales B.V.	Netherlands
Littelfuse Asia Technology B.V.	Netherlands
Littelfuse Bidco SAS	France
Littelfuse Commercial Vehicle LLC	Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l.	Italy

Name	Jurisdiction of Organization
Littelfuse Concord Semiconductor, Inc.	Taiwan (China)
Littelfuse da Amazonia, Ltda.	Brazil
Littelfuse Electronics (Kunshan) Co., Ltd.	China
Littelfuse Electronics (Shanghai) Co., Ltd.	China
Littelfuse Electronics Taiwan Co., Ltd.	Taiwan (China)
Littelfuse Europe GmbH	Germany
Littelfuse Far East Pte. Ltd.	Singapore
Littelfuse France S.A.S.	France
Littelfuse GmbH	Germany
Littelfuse HK Limited	Hong Kong
Littelfuse Holding GmbH	Germany
Littelfuse Holding Limited	Ireland
Littelfuse Holding, LLC	Delaware
Littelfuse International Holding, LLC	Delaware
Littelfuse Italian Holdings S.r.l.	Italy
Littelfuse Japan G.K.	Japan
Littelfuse KK	Japan
Littelfuse LT, UAB	Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V.	Mexico
Littelfuse Mexico Holding LLC	Delaware
Littelfuse Mexico Services, S. de R.L. de C.V.	Mexico
Littelfuse Netherlands B.V.	Netherlands
Littelfuse Operations India Private Limited	India
Littelfuse Phils, Inc.	Philippines
Littelfuse S. de R.L. de C.V.	Mexico
Littelfuse Semiconductor (Wuxi) Co., Ltd.	China
Littelfuse Singapore (Finance) Pte. Ltd.	Singapore
Littelfuse Singapore Euro Pte. Ltd.	Singapore
Littelfuse Spain S.L.U.	Spain
Littelfuse Triad, Inc.	Korea
Monolith Semiconductor LLC	Delaware
Orocontrol de Zacatecas, S.A. de C.V.	Mexico
Pele Technology, Inc.	Delaware
Productos Electromecanicos BAC, S. de R.L. de C.V.	Mexico
RadioPulse, Inc.	Korea
Reaction Technology Epi, LLC	Delaware
Shanghai Hartland Controls Co. Ltd.	China
Startco Engineering ULC	Canada
Suzhou Littelfuse OVS Co., Ltd.	China
SymCom, Inc.	Delaware
Western Automation Research & Development Limited	Ireland
Western Automation Research & Development Spain S.L.	Spain
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog Philippines, Inc.	Philippines

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